UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2008

Obagi Medical Products, Inc.

(Exact name of registrant as specified in its charter)

001-33204

(Commission File Number)

Delaware	95-4658730
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

310 Golden Shore, Long Beach, CA  90802

(Address of principal executive offices, with zip code)

(562) 628-1007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2008, Stephen A. Garcia, Chief Financial Officer of Obagi Medical Products, Inc. (the “Company”), tendered his resignation effective on July 15, 2008.

On March 24, 2008, the Company and Mr. Garcia entered into a letter agreement regarding the transition arrangements related to his resignation (the “Transition Agreement”), pursuant to which Mr. Garcia’s employment relationship with the Company will end on July 15, 2008, unless earlier terminated by Mr. Garcia or the Company for any reason.  During this period, Mr. Garcia will continue to receive his current salary and benefits.  If Mr. Garcia remains employed through July 15, 2008, performs his transitional duties to the Company’s satisfaction and executes and delivers the separation agreement and general release attached as Exhibit A to the Transition Agreement (the “Separation Agreement”), the Company will pay Mr. Garcia a transition success payment equal to one year of pay at his current rate of compensation of $253,000.  Such transitional success payment will be payable over a period of one year in equal installments on the Company’s normal payroll schedule, less all normal payroll deductions.  Mr. Garcia will not be an employee of the Company during the period that these payments are made.  In addition, Mr. Garcia will be eligible, at the Chief Executive Officer’s sole discretion, to have all of his stock options that would have vested between July 15, 2008 and December 31, 2008 to be fully vested and immediately exercisable as of July 15, 2008.  Pursuant to the Separation Agreement, Mr. Garcia will release and discharge any claims that he may have as of July 15, 2008 against the Company and its current and former owners, stockholders, employees, agents, attorneys, representatives, related companies, assigns as well as other related parties. The Separation Agreement also requires Mr. Garcia to maintain the confidentiality of all confidential and proprietary information of the Company.

The description of the Transition Agreement and related Separation Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement and the Separation Agreement, which are filed hereto as Exhibit 10.1 and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The Company issued a press release announcing Mr. Garcia’s resignation, which is attached as Exhibit 99.1 to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
10.1	Transition Agreement between OMP, Inc. and Stephen A. Garcia dated March 24, 2008
99.1	Press Release of Obagi Medical Products, Inc. dated March 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: March 27, 2008	By:	/s/ Steven R. Carlson
Name: Steven R. Carlson
Title: Chief Executive Officer